UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On February 20, 2015, Brian P. Zambrowicz, Ph.D. notified us of his decision to resign as our executive vice president and chief scientific officer, effective February 24, 2015.
In connection with Dr. Zambrowicz’s resignation, we entered into a consulting agreement with Dr. Zambrowicz on February 20, 2015, pursuant to which he will provide his consulting and advisory services for a period of one year following the date of his termination of employment and we will pay Dr. Zambrowicz fees of $24,000 per year.
A copy of the consulting agreement is attached to this current report on Form 8-K as Exhibit 10.1, and the above summary is qualified in its entirety by reference to the full text of such agreement.

(e)    The information set forth in the second and third paragraphs of Item 5.02(b) is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.		Description
10.1	—	Consulting Agreement, dated February 20, 2015, with Brian P. Zambrowicz, Ph.D.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: February 23, 2015	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel

Index to Exhibits

Exhibit No.		Description
10.1	—	Consulting Agreement, dated February 20, 2015, with Brian P. Zambrowicz, Ph.D.